UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 19, 2011 (June 1, 2011)
NANOSPHERE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33775	36-4339870

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4088 Commercial Avenue, Northbrook, Illinois	60062

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (847) 400-9000
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note
This Amendment No. 1 to the Current Report on Form 8-K/A (the “Amendment”) is being filed as an amendment to the Current Report on Form 8-K filed by Nanosphere, Inc. (the “Company”) with the United States Securities and Exchange Commission on June 3, 2011 (the “Original Report”). The Original 8-K was filed to report the results of the matters submitted to a vote at the Company’s annual meeting of stockholders held on June 1, 2011 (the “2011 Annual Meeting”). The sole purpose of this Amendment is to disclose the Company’s decision regarding how frequently it will conduct future, nonbinding, stockholder advisory votes on the compensation of the Company’s Named Executive Officers (as defined in Item 402(a) of Regulation S-K). Except for the foregoing, this Amendment does not amend, modify or update the disclosures contained in the Original 8-K.
Item 5.07. Submission of Matters to a Vote of Security Holders.
(d)	At the 2011 Annual Meeting, the Company’s stockholders voted, on a nonbinding advisory basis, on the frequency of future stockholder votes on the compensation of the Company’s Named Executive Officers every one, two or three years. As previously reported in the Original 8-K, 21,320,507 shares voted for one year, 265,847 shares voted for two years, 814,631 shares voted for three years and there were 157,050 abstentions and 4,368,665 broker non-votes. In light of these voting results, the Company’s Board of Directors has determined that the Company will solicit every year a nonbinding stockholder advisory vote on Named Executive Officer compensation in the Company’s proxy materials. The Board of Directors reserves the right, from time to time, to change the frequency with which the Company will solicit this vote.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NANOSPHERE, INC.
Dated: October 19, 2011	By:	/s/ Roger Moody
Roger Moody Chief Financial Officer, Vice President of Finance & Administration, Treasurer, Secretary

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